                                  POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Towne Bancorp, Inc., an Ohio corporation (the "Corporation"), hereby appoints Jerome C. Bechstein as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation's Annual Report on Form 10-KSB (the "Annual Report") for the fiscal year ended December 31, 1997, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, hereby granting unto such attorney the full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of April 14, 1998.



           Signature                         Title                   Date
           ---------                         -----                   ----

   /s/  Jerome C. Bechstein    Chief Executive Officer,         April 14, 1998
  ---------------------------  President and Director
        Jerome C. Bechstein    (Principal Executive Officer and
                               Chief Accounting Officer)




   /s/  Lois Brigham           Senior Vice President,           April 14, 1998
  ---------------------------  Secretary and Director
        Lois Brigham


   /s/ John Weinert            Director                         April 14, 1998
  ---------------------------
       John Weinert
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